Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statements on (i) Form S-3 (No. 333-149090), (ii) Form S-3 (No. 333-145832), (iii) Form S-3 (No. 333-140481), (iv) Form S-3 (No. 333-136794), and (v) Form S-8 (No. 333-129203) of Javelin Pharmaceuticals, Inc. of our reports dated March 14, 2008 relating to our audits of the consolidated financial statements and internal control over financial reporting, which appear in this Annual Report on Form 10-K of Javelin Pharmaceuticals, Inc. for the year ended December 31, 2007.
/s/ McGladrey & Pullen, LLP
Burlington, MA
March 13, 2008

97